Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor / Media Contact: Mel Stephens (248) 447-1624 Investor Contact: Ed Lowenfeld (248) 447- 4380
Lear Announces $400 Million Share Repurchase, Initiates $0.25 Per Share
Quarterly Cash Dividend and Declares Two-for-One Stock Split
     SOUTHFIELD, Mich., February 17, 2011 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical power management systems, today announced that its Board of Directors has authorized a $400 million share repurchase program, initiated a $0.25 per share quarterly cash dividend and declared a two-for-one stock split of Lear’s common stock, par value $0.01 per share. The cash dividend will be paid on the pre-split shares.
     Shares will be repurchased from time to time in open market or privately negotiated transactions at prices, times and amounts to be determined by the Company. The share repurchase authorization expires on February 16, 2014.
     The quarterly cash dividend of $0.25 per share, on a pre-split basis, is payable on March 16, 2011 to shareholders of record at the close of business on March 4, 2011. The indicated annual dividend on a pre-split basis is $1.00 per share.
     The distribution date for the stock split will be March 17, 2011 to shareholders of record at the close of business on March 4, 2011. The stock split will be effected by issuing one additional share of common stock for every one share of common stock held by shareholders of record.
     “We are committed to maximizing shareholder returns over time. We believe the key to our ability to do this is sustained positive earnings and cash flow performance,” said Bob Rossiter, Lear Chief Executive Officer and President. “Our exceptionally strong capital structure and our positive outlook allow us to take the shareholder actions we are announcing today and continue to invest in and grow our business while further improving returns to our shareholders.”
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Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which provides a safe harbor for forward-looking statements made by us or on our behalf. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. We also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that we expect or anticipate may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by us. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to: general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of our customers and suppliers; changes in actual industry vehicle production levels from our current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which we are a significant supplier; disruptions in the relationships with our suppliers; labor disputes involving us or our significant customers or suppliers or that otherwise affect us; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and our management of new program launches; the costs, timing and success of restructuring actions; increases in our warranty, product liability or recall costs; risks associated with conducting business in foreign countries; competitive conditions impacting us and our key customers and suppliers; the cost and availability of raw materials, energy, commodities and product components and our ability to mitigate such costs; the outcome of legal or regulatory proceedings to which we are or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers; limitations imposed by our existing indebtedness and our ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; our ability to execute our strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; developments or assertions by or against us relating to intellectual property rights; our ability to utilize our net operating loss, capital loss and tax credit carryforwards; and other risks, described from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements in this press release are made as of the date hereof, and we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
     Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical power management systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 87,000 employees at 200 facilities located in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.